FOR IMMEDIATE RELEASE	EXHIBIT 99.1

CONTACTS:
Stephen D. Axelrod, CFA
Peter J. Mundy, CFO	Alisa D. Steinberg (Media)
Intelli-Check, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (516) 992-1900	Tel. (212) 370-4500 Fax (212) 370-4505
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

INTELLI-CHECK ANNOUNCES DR. NELSON LUDLOW TO MANAGE DAY-TO-DAY OPERATIONS
OF INTELLI-CHECK, INC. PENDING CONSUMMATION OF MERGER WITH MOBILISA, INC.

-Management Realignment Effective Tuesday, January 8, 2008-

WOODBURY, N.Y. - January 8, 2008 -- Intelli-Check, Inc. (AMEX: IDN) today announced that effective today, Dr. Nelson Ludlow, co-founder and CEO of Mobilisa, Inc., will manage day-to-day business operations of Intelli-Check, Inc., pending the consummation of the merger with Mobilisa, Inc.

As previously noted in the November 21, 2007 release noting the signing of a definitive merger agreement with Mobilisa, Inc., Mr. Jeff Levy will retain the role of interim CEO and Chairman pending the completion of the merger while delegating authority to Dr. Ludlow to lead the revenue generating activities of the Company.

"I am very pleased to lead the talented team at Intelli-Check through a smooth transition," said Dr. Nelson Ludlow, CEO of Mobilisa, Inc. "In leading day-to-day operations at this juncture, we are better positioned to compete effectively with the continually expanding needs of the security industry and ensure future success.”

Mr. Jeffrey Levy, Chairman and Interim CEO of Intelli-Check, Inc., stated, “On behalf of the Board of Directors and shareholders, I am very pleased that Dr. Ludlow has assumed leadership of the day-to-day business operations. We are highly confident in Dr. Ludlow’s capabilities and believe that he is up to the task in leading our companies forward and believe his presence will make our pending merger a smooth one.”

As part of the management realignment, Mr. Lou Gryga, Senior Vice President, Sales, Marketing and Operations, has resigned his position to pursue another business opportunity. “I would like to thank Lou for his efforts on Intelli-Check's behalf during his tenure with the Company and wish him success in his future endeavors," Mr. Jeffrey Levy added.
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Intelli-Check, Inc. is the acknowledged leader in technology that helps assure the authenticity of driver licenses, state issued non-driver and military identification cards used as proof of identity. Our patented ID-CHECK technology instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issue IDs from approximately 60 jurisdictions in the U.S. and Canada to determine if the content and format is valid. For more information about Intelli-Check, visit www.intellicheck.com.

Mobilisa, Inc. is a leading high tech research and development company specializing in wireless technology and software applications for mobile and handheld wireless devices for the government and military. Mobilisa’s product line, Defense ID, is an advanced ID card access control product and is currently protecting over 50 military and federal locations. For more information about Mobilisa, visit www.mobilisa.com.

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Intelli-Check Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Our actual results may differ materially from the information presented here. There is no assurance that the use of ID-CHECK technology by our potential customers and partners, or government efforts to enhance security or curtail the sale of age-restricted products to underage buyers will lead to additional sales of ID-CHECK technology. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

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